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Exhibit 3 - SPECIMEN STOCK CERTIFICATE

     INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA August 9th, 1996

--SPECIMEN---


                    NETWORK INVESTOR COMMUNICATIONS, INC.

      Common Stock  50,000,000                     .001 Par Value

CUSIP NO. 64121 C

This Certifies that ----------SPECIMEN-------------- is the registered holder of --------------------VOID-------------------- Shares transferable only on the books of the Corporation in person or by Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate seal to be hereto affixed,

this ----- day of ----------- A.D. 19xx.

/s/----------------------   [Corporate Seal] /s/-------------------------
Secretary                                    President